SECURITIES AND EXCHANGE COMMISSION


                              Washington, DC 20549


                                   FORM 8-K/A


                               Amendment No. 1 to


                                 CURRENT REPORT





     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





       Date of Report (Date of earliest event reported): October 30, 1998



                              GROVE PROPERTY TRUST
             (Exact name of registrant as specified in its charter)


         Maryland                  1-13080                    06-1391084
(State or other jurisdiction      (Commission               (IRS Employer
of incorporation)                  File No.)            Identification Number)


                 598 Asylum Avenue, Hartford, Connecticut 06105
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (860) 246-1126


                                       N/A
          (Former name or former address, if changed since last report)

Item 7

     (a) and (b)

                              Grove Property Trust
            Financial Statements of Properties Acquired and Pro Forma
                              Financial Information


Pro Forma Condensed Consolidated Financial Statements (Unaudited):

Pro Forma Condensed Consolidated Balance Sheet as of
     September 30, 1998..................................................      3
Notes to Pro Forma Condensed Consolidated Balance Sheet..................      5
Pro Forma Condensed Consolidated Statements of Income
     for the Nine Months Ended September 30, 1998 and for
     the Year Ended December 31, 1997....................................      7
Notes to Pro Forma Condensed Consolidated Statements of Income...........     10

Properties Acquired:

Colonial Park Royal

Financial Statements:
Report of Independent Auditors...........................................     15
Statements of Revenues and Certain Expenses for the Six
     Months Ended June 30, 1998 (Unaudited) and for the Year
     Ended December 31, 1997.............................................     16
Notes to the Statements of Revenues and Certain Expenses.................     17

Sturbridge Meadows and Hobbes Farms

Financial Statements:
Report of Independent Auditors...........................................     19
Combined Statements of Revenues and Certain Expenses for
     the Six Months Ended June 30, 1998 (Unaudited) and for
     the Year Ended December 31, 1997....................................     20
Notes to the Combined Statements of Revenues and Certain Expenses........     21

McNeil Properties

Financial Statements:
Report of Independent Auditors...........................................     23
Combined Statements of Revenues and Certain Expenses for
     the Nine Months Ended September 30, 1998 (Unaudited) and
     for the Year Ended December 31, 1997................................     24
Notes to the Combined Statements of Revenues and Certain Expenses........     25

                              Grove Property Trust

                 Pro Forma Condensed Consolidated Balance Sheet

                               September 30, 1998
                                   (Unaudited)

This unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if the acquisitions including related financing subsequent to September 30, 1998, had occurred as of September 30, 1998. The unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with the consolidated financial statements and notes thereto of the Company, on Form 10-K for the year ended December 31, 1997, on Form 10-Q for the nine months ended September 30, 1998 and Forms 8-K, as amended, during 1998, all as filed with the Securities and Exchange Commission. In management's opinion, all adjustments necessary to present fairly the effects of the above mentioned transactions have been made.

The pro forma information is not necessarily indicative of the results that would have been reported had such events actually occurred on the date specified, nor is it indicative of the Company's future results.

                              Grove Property Trust

           Pro Forma Condensed Consolidated Balance Sheet (continued)

                               September 30, 1998
                                   (Unaudited)
                                 (in thousands)



                                                         Historical             October                Pro Forma
                                                         Company(A)          Acquisitions(B)          Consolidated
                                                    ----------------------------------------------------------------
Assets
Real estate, net                                     $         190,488   $         89,367     $          279,855
Cash and cash equivalents, including resident
   security deposits                                             2,950              2,589                  5,539
Construction- escrow                                                 -              1,211                  1,211
Deferred charges, net                                              971                199                  1,170
Due from affiliates                                                564                  -                    564
Other assets                                                     3,039              5,355                  8,394
                                                    ----------------------------------------------------------------
Total assets                                         $         198,012   $         98,721     $          296,733
                                                    ================================================================

Liabilities and shareholders' equity
Mortgage notes payable                               $          92,771   $         59,549     $          152,320
Acquisition notes payable                                            -             16,732                 16,732
Revolving credit facility                                        9,600             17,262                 26,862
Accounts payable and other liabilities                           1,623              1,380                  3,003
Due to affiliates                                                  209                  -                    209
Resident security deposits                                       2,485                373                  2,858
Distributions payable                                            1,923                  -                  1,923
                                                    ----------------------------------------------------------------
Total liabilities                                              108,611             95,296                203,907
                                                    ----------------------------------------------------------------

Minority interests in consolidated partnerships
                                                                 1,065                  -                  1,065

Minority interest in operating partnership                      21,804              5,559                 27,363(C)

Shareholders' equity:
   Common shares                                                    84                  -                     84
   Additional paid-in capital                                   68,389              2,510(C)              70,899

Distributions in excess of earnings                             (1,941)            (4,644)                (6,585)
                                                    ----------------------------------------------------------------
Total shareholders' equity                                      66,532             (2,134)                64,398
                                                    ----------------------------------------------------------------
Total liabilities and shareholders' equity           $         198,012   $         98,721     $          296,733
                                                    ================================================================


See accompanying notes.

                              Grove Property Trust

             Notes to Pro Forma Condensed Consolidated Balance Sheet



                               September 30, 1998
                                   (Unaudited)
                        (In thousands, except share data)


(A) Balance sheet data was derived from the Company's consolidated financial statements as of September 30, 1998, as filed on its Form 10-Q.

(B) Reflects the acquisition of the 17 McNeil Properties which were consummated by the Company on October 30, 1998, as follows: Total sources and allocation of the purchase price of $101,612 is as follows:

Sources of Funds                                   Uses of Funds
Revolving Credit Facility      $  17,262   Real estate assets          $  89,367
Mortgage Notes Payable (1)        59,549   Operating assets and
                                             liabilities, net              7,601
Acquisition Notes Payable (2)     16,732   Management contracts (3)        4,644
Operating Partnership Units        8,069
                               ---------                               ---------
Total                          $ 101,612   Total                       $ 101,612
                               =========                               =========


(1) As of October 31, 1998, Mortgage Notes Payable had an outstanding balance of $51,856 with a weighted average interest rate of 8.73%. The pro forma Mortgage Notes Payable amount of $59,549 has been adjusted up to reflect the fair value of the notes assuming a borrowing cost of approximately 7.0%.

(2) The Acquisition Notes Payable relates to an obligation, related to three McNeil Properties (Rockingham Glen, 929 House, and Glen Meadow), to pay additional cash and issue additional Operating Partnership Units when the properties are converted to market rate properties. On November 30, 1998, the mortgages on two of the properties (Glen Meadow and 929 House) were modified to allow these properties to be converted to 80% market rate units and 20% moderate income units. The Rockingham Glen's mortgage was modified in the third quarter of 1998 to allow this property to be converted to 80% market rate units and 20% moderate income units. It is anticipated that approximately $15.8 million of the Acquisition Notes Payable will be paid on April 30, 1999, approximately $6.5 million in cash and $9.3 million in Operating Partnership Units. The remaining balance of the Acquisition Notes Payable of approximately $0.9 million is expected to be paid over a three-year period.

                              Grove Property Trust

       Notes to Pro Forma Condensed Consolidated Balance Sheet (continued)



(3) The management contracts were purchased for $4,644 from an unrelated third party management company. The term of the contracts was for an average of approximately 20 years. The cost of the management contracts has been expensed in the Pro Forma Condensed Consolidated Statements of Income. The Company plans to self manage the McNeil Properties.

(C) To adjust minority interest in the Company to reflect the McNeil Properties acquisition as follows:

     Total shareholders' equity and minority interest              $     91,761
     Percentage of Units which are not owned by the Company               29.82%
                                                                   -------------
     Minority interest in the operating partnership                $     27,363
                                                                   =============

     Historical minority interest in operating partnership         $     21,804
     Operating partnership Units issued                                   8,069
     Minority interest in operating partnership                         (27,363)
                                                                   -------------
                                                                   $      2,510
                                                                   =============

                              Grove Property Trust

              Pro Forma Condensed Consolidated Statements of Income

                                   (Unaudited)


These unaudited Pro Forma Condensed Consolidated Statements of Income are presented as if (i) the Company had acquired Grove Property Services Limited Partnership and Property Partnerships and completed various other 1997 and January 1998 through June 1998 Property acquisitions , Colonial Park Royal, and Sturbridge and Hobbes Farms (the "August 1998 Acquisitions") and the McNeil Portfolio (the "October Acquisitions"), (ii) the Consolidation Transactions (see notes to Pro Forma Condensed Consolidation Statements of Income), including the New Equity Investment and Refinancings and (iii) the November 1997 Offerings and the application of the net proceeds therefrom, as if all had occurred as of January 1, 1997 and the effect thereof was carried forward through the nine months ended September 30, 1998. The unaudited Pro Forma Condensed Consolidated Statements of Income should be read in conjunction with the consolidated financial statements of the Company, Grove Property Services Limited Partnership and Property Partnerships and various other properties acquired during 1997 and January 1998 through June 1998 and the August 1998 Acquisitions and the October Acquisitions, which financial statements are included herein or have been filed with the Securities and Exchange Commission on various Forms 8-K, as amended, during 1997 and 1998, Form 10-K for the year ended December 31, 1997 and Form 10-Q for the nine months ended September 30, 1998. In management's opinion, all adjustments necessary to present fairly the effects of the above mentioned transactions have been made.

The pro forma information is not necessarily indicative of the results that would have been reported had such events actually occurred on the date specified, nor is it indicative of the Company's future results.

                              Grove Property Trust

        Pro Forma Condensed Consolidated Statements of Income (Continued)

                                   (Unaudited)


                                                              Nine Months Ended September 30, 1998
                                                                         (in thousands)
                              -----------------------------------------------------------------------------------------------------
                                                            Pro Forma
                                                           Consolidated
                                            January 1998    Excluding
                                            through June   August 1998
                               Historical       1998       and October   August 1998     October
                                Company     Acquisitions       1998      Acquisitions  Acquisitions     ProForma       Pro Forma
                                  (A)            (B)       Acquisitions      (C)           (D)         Adjustments   Consolidated
                              ------------- -------------- ------------- ------------- ------------- --------------- --------------
Revenue:
   Rental income               $   25,130    $   1,234      $   26,364    $     714    $    7,161     $        -     $      34,239
   Rental subsidies                     -             -              -            -         5,982              -             5,982
   Mortgage interest                                  -              -            -           506              -               506
   subsidies
   Property management                341             -            341            -             -              -               341
   Interest on restricted               -             -              -            -           221              -               221
   cash
   Interest and other                 231           24             255            8            99              -               362
                              ------------- -------------- ------------- ------------- ------------- --------------- --------------
Total revenues                     25,702        1,258          26,960          722        13,969              -            41,651
                              ------------- -------------- ------------- ------------- ------------- --------------- --------------

Expenses:
   Real estate taxes                2,561          147           2,708           79         1,036              -             3,823
   Other property operating         8,600          288           8,888          184         4,283           $419M           13,774
   Interest expense                 4,056          556           4,612          348         3,614          1,004O           10,484
                                                                                                             906E
   Depreciation and
     amortization                   4,094          224           4,318          110         1,442              -             5,870
   General and                      1,242            -           1,242            -             -            280M            1,522
   administrative
                              ------------- -------------- ------------- ------------- ------------- --------------- --------------
Total expenses                     20,553        1,215          21,768          721        10,375          2,609            35,473
                              ------------- -------------- ------------- ------------- ------------- --------------- --------------

Income before minority
   interests                        5,149           43           5,192            1         3,594         (2,609)            6,178
Minority interests in
   earnings of consolidated            58            -              58            -             -              -                58
   partnerships
Minority interest in
   earnings of Operating            1,303           12           1,315            -             -            510L            1,825
   Partnership
Income before extraordinary
   expenses                         3,788           31           3,819            1         3,594         (3,119)            4,295
Extraordinary expenses
   related to debt
   refinancing, net of                838            -             838            -             -              -               838
   minority interests
                              ------------- -------------- ------------- ------------- ------------- --------------- --------------
Net income                     $    2,950    $      31      $    2,981    $       1     $   3,594     $    (3,119)    $      3,457
                              ============= ============== ============= ============= ============= =============== ==============


See accompanying notes.

                              Grove Property Trust

        Pro Forma Condensed Consolidated Statements of Income (Continued)

                                   (Unaudited)


                                                                  Year Ended December 31, 1997
                                                                         (in thousands)
                              ------------------------------------------------------------------------------------------------------

                                               1997 and
                                             January 1998
                                                 through
                               Historical      June 1998     Management    August 1998     October
                                 Company      Acquisitions    Company     Acquisitions  Acquisitions     Pro Forma      Pro Forma
                                   (A)            (B)        Adjustments       (C)           (D)         Adjustments    Consolidated
                              -------------- ------------- -------------- ------------- ------------- ---------------- -------------
Revenue:
   Rental income               $    17,111    $   17,029    $       (9) I  $   1,414     $    8,865      $          -        $44,410
   Rental subsidies                     -              -             -            -           7,966                            7,966
   Mortgage interest                    -              -             -            -             675                              675
   subsidies
   Property management                 518             -          (207) J         -                                 -            311
   Interest on restricted               -              -             -            -             315                 -            315
   cash
   Interest and other                  309           351            (4) I         10            135                 -            801
                              -------------- ------------- -------------- ------------- --------------- --------------- ------------
Total revenues                      17,938        17,380          (220)        1,424         17,956                 -         54,478
                              -------------- ------------- -------------- ------------- --------------- --------------- ------------

Expenses:
   Related party management
     fees                               22           185          (207) J          -              -                 -              -
   Real estate taxes                 1,770         1,834             -           158          1,296                 -          5,058
   Other property operating          6,078         6,036           (71) I        421          6,065               (20)I       19,183
                                                                   135  I                                         539 M

   Interest expense                  2,741         2,092             -           486          4,897             2,683 E       14,237
                                                                                                                1,338 O
   Depreciation and                                                                                                10 F
     amortization                    2,701           848             -           188          1,923             2,172 G        7,842

   General and                         908             -            71 I           -              -               (35)I        1,333
     administrative                                                                                                30 H
                                                                                                                  359 M
   Other expense                                                                                                4,644 N        4,644
                              -------------- ------------- -------------- ------------- --------------- --------------- ------------
Total expenses                      14,220        10,995           (72)        1,253         14,181            11,720         52,297
                              -------------- ------------- -------------- ------------- --------------- --------------- ------------

Income before minority
   interests                         3,718         6,385          (148)          171          3,775           (11,720)         2,181
Minority interests in
   earnings of consolidated            155                          -              -              -               (23)K          132
   partnerships

Minority interest in
   earnings of Operating             1,267           361            -              -              -            (1,017)L          611
   Partnership
                              -------------- ------------- -------------- ------------- --------------- --------------- ------------
Net income                     $     2,296    $    6,024    ($     148)         $171     $    3,775      $    (10,680)    $    1,438
                              ============== ============= ============== ============= =============== =============== ============


See accompanying notes.

                              Grove Property Trust

         Notes to Pro Forma Condensed Consolidated Statements of Income

                                   (Unaudited)
                        (In thousands, except share data)

On March 14, 1997, the Company entered into a series of Consolidation Transactions. The Consolidation Transactions were a business combination of the Company and Grove Property Services Limited Partnership (the "Management Company") and Property Partnerships. In addition, the Company simultaneously issued 3,333,333 common shares at $9 per share ("New Equity Investment") and retired or refinanced certain mortgage and credit facility debt ("Refinancing"). The effect of these transactions on the accompanying pro forma Condensed Consolidated Statements of Income is reflected as outlined in the Notes below.

(A) Historical results of operations data were derived from the financial statements of the Company as filed with the Securities and Exchange Commission on the Company's Form 10-K for the year ended December 31, 1997 and on Form 10-Q for the nine months ended September 30, 1998.

(B) The historical financial statements of the Company contain results of operations data for the properties and Management Company identified below from the date of acquisition to the end of the respective period. The results of operations from the beginning of the respective period to the acquisition date is included in this column, except for Sturbridge Meadows and Hobbes Farm and Colonial Park Royal which are included in column C.

Property/Entity -Acquisitions                              Date Acquired

------------------------------------------------------------------------------
 1.   Grove Property Services Limited Partnership
      and Property Partnerships (20 properties and
      management company)                                    March 14, 1997
 2.   Four Winds                                             June 1, 1997
 3.   Brooksyde                                              June 1, 1997
 4.   River's Bend                                           June 1, 1997
 5.   Greenfield Village                                     July 1, 1997
 6.   Glastonbury Center                                     September 1, 1997
 7.   Summit & Birch Hill                                    September 1, 1997
 8.   Corner Block and Wharf Building (2 properties)         October 31, 1997
 9.   High Meadow Apartments                                 October 31, 1997
 10.  Village Arms                                           December 31, 1997
 11.  Ribbon Mill                                            December 31, 1997
 12.  Briar Knoll                                            December 31, 1997
 13.  Hill Top                                               December 31, 1997
 14.  Tangelwood                                             January 23, 1998
 15.  Coachlight Village                                     April 1, 1998
 16.  Freeport Properties                                    April 1, 1998
 17.  Village Park and Winchester Woods                      June 1, 1998
 18.  Sturbridge Meadows and Hobbes Farm                     August 7, 1998
 19.  Colonial Park Royal                                    August 31, 1998

                              Grove Property Trust

   Notes to Pro Forma Condensed Consolidated Statements of Income (continued)


(C) Reflects the results of operations for Colonial Park Royal and Sturbridge Meadows and Hobbes Farms for the period from January 1, 1998 through June 30, and for the year ended December 31, 1997. Pro forma depreciation and interest expense are also included for the aforementioned periods.

(D) Reflects the results of operations for McNeil Properties for the period January 1, 1998 through September 30, 1998 and for the year ended December 31, 1997. Pro forma depreciation, interest expense, and minority interest in Operating Partnership are also included for the aforementioned periods.

(E) Represents the following:


                                                                              Year Ended
                                                                             December 31,       Nine Months Ended
                                                                                 1997          September 30, 1998
        Pro forma interest expense on new (or assumed) or refinanced mortgage debt and the Revolving Credit Facility

                                                                                    $4,947              $3,647

        Historical interest expense on refinanced or retired mortgage
          debt                                                                      (2,264)             (2,741)
                                                                          ----------------------------------------
                                                                                    $2,683              $ 906
                                                                          ========================================


Pro forma interest expense is based on rates ranging from 6.5% to 8.3% per annum and assumes proceeds of $30 million ($27.5 million after costs) from the New Equity Investment on March 14, 1997 and $48.9 million ($45.3 million after costs) from the November 1997 Offerings were received by the Company on January 1, 1997.

                              Grove Property Trust

   Notes to Pro Forma Condensed Consolidated Statements of Income (continued)


(F) Represents the following:

                                                                 Year Ended
                                                                December 31,
                                                                  1997 (1)
                                                                ------------

        Pro forma deferred financing cost amortization
          on new or refinanced mortgage debt and the
          Revolving Credit Facility                               $   138
        Historical deferred financing cost amortization
          on refinanced or retired mortgage debt                     (128)
                                                                  --------
                                                                   $   10
                                                                  =========

(1) The New Equity Investment was effective on March 14, 1997. The historical financial information for the period March 15, 1997 to December 31, 1997 reflects this transaction.

(G) Represents adjustment to record depreciation on the excess of the purchase price relating to the purchase of certain partnership interests from partners, over the net book amount and for properties acquired during 1997 through June 1, 1998, to the extent depreciation was not reflected in the historical financial statements during the period.

(H) Represents adjustment to record non-cash compensation expense in the first quarter of 1997 associated with the Deferred Stock Grants granted to Executive Officers in connection with the consummation of the Consolidation Transactions, pursuant to the 1996 Plan. Such compensation expense was recorded by the Company commencing March 15, 1997 in its historical financial statements.

(I)  Represents adjustments to: (i) exclude certain non-recurring expenses and
     (ii) revenues, including (iii) those of the Management Company attributable to brokerage and other services, (iv) reclassify certain expenses historically classified by the Management Company as property operating expenses to general and administrative expenses, (v) decrease general and administrative expenses to reflect the cost savings (predominately professional fees) associated with operating all Properties on a combined, self-managed basis offset by an increase in compensation expense to the Company's officers which took effect after the November 1997 Offerings, and
     (vi) increase property operating costs subsequent to the Consolidation Transactions to reflect the recombining of certain property leasing costs that the Management

                              Grove Property Trust

   Notes to Pro Forma Condensed Consolidated Statements of Income (continued)


     Company provided prior to the Consolidation Transactions and that the Company commenced providing subsequent to the November 1997 Offerings as follows:

                                                                 Year Ended
                                                                December 31,
                                                                   1997
                                                                ------------
      (i)     Non-recurring property operating expenses           $     20
      (ii)    Non-recurring rental revenues                              9
      (iii)   Non-recurring brokerage services                           4
      (iv)    Reclassification of other property operating to
              general and administrative                                71
      (v)     Decrease in general and administrative                    35
      (vi)    Increase in property operating expenses                  135

(J)  Elimination of intercompany management fees.

(K) Elimination of minority interest in a consolidated partnership (acquired in June 1997) where the Company acquired the remaining interest in such property partnership on September 30, 1997.

(L) Based upon Operating Partnership Units, which are exchangeable on a one-for-one basis into Common Shares, assumed to be owned by the Limited Partners and Common Shares assumed to be outstanding as follows:

                                                                         Nine
                                                                        Months
                                                             Year End    Ended
                                                             December  September
                                                              31,1997  30, 1998

        Income before minority interests                       $2,181    $6,178
        Less:Minority interests in earnings of consolidated
          partnerships                                           (132)      (58)
                                                              --------   -------
                                                               $2,049    $6,120
        Percentage of Units which are not owned by the
          Company                                               29.82%    29.82%
                                                              --------   -------
        Minority interest in earnings of Operating
          Partnership                                            $611    $1,825
                                                              ========   =======

                              Grove Property Trust

   Notes to Pro Forma Condensed Consolidated Statements of Income (continued)



                                                                                      Operating
                                                                   Common Shares  Partnership Units
                                                                 ------------------------------------

    Grove Property Trust at December 31, 1996                           620,102                 -
    New Equity in March 1997                                          3,333,333                 -
    Consolidation Transactions in March 1997:
       Affiliates                                                             -           909,115
       Non-affiliates                                                         -         1,205,324
    June 1997 acquisitions                                                    -           420,183
    Exercise of stock options in May 1997                                   394                 -
    September 1997 acquisitions                                               -           325,836
    October 1997 acquisitions                                                 -           143,334
    The November 1997 Offerings                                       4,500,000                 -
    April 1998 acquisition                                                    -             5,818
                                                                  --------------------------------
    OP Units redeemed April 1998 through September 1998
                                                                              -          (213,264)
                                                                  --------------------------------
    OP Units exchanged July 1998 through September 1998
                                                                         25,722           (25,722)
                                                                  --------------------------------
    Common Shares repurchased by the Company during September 1998
                                                                        (83,950)                -
    Executive stock grants- September 1998                               63,153                 -
    October 1998 acquisition                                                               823,421
                                                                  ================================

                                                                      8,458,754          3,594,045
                                                                  ================================
                                                                          70.18%             29.82%
                                                                  ================================


(M) Represents adjustments to include additional operating expenses and additional general and administrative expenses anticipated from the McNeil portfolio acquisition.

(N) Represents adjustment to expense the 20 year McNeil management company contracts acquired.

(O) Represents adjustment to include interest expense relating to the acquisition notes resulting from the McNeil portfolio acquisition.

                         Report of Independent Auditors



To the Shareholders and Board of Trust Managers
Grove Property Trust

We have audited the statement of revenues and certain expenses of Colonial Park Royal (the "Property") for the year ended December 31, 1997. The statement of revenues and certain expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the statement of revenues and certain expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8-K of Grove Property Trust, as described in Note 2, and is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses, as described in Note 2, of Colonial Park Royal for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


/s/ ERNST & YOUNG LLP

New York, New York
July 31, 1998

                               Colonial Park Royal

                   Statements of Revenues and Certain Expenses


                                             Six Months Ended      Year Ended
                                               June 30, 1998       December 31,
                                                                      1997
                                             -----------------------------------
                                                (Unaudited)

Revenues:
   Rental                                      $     344,544     $     669,969
   Other                                               2,345             3,784
                                             -----------------------------------
                                                     346,889           673,753
                                             -----------------------------------

Certain expenses:
Property operating and maintenance (Note 3)           64,221           138,598
Real estate taxes                                     52,897           105,735
                                             -----------------------------------
                                                     117,118           244,333
                                             -----------------------------------
Revenues in excess of certain expenses         $     229,771     $     429,420
                                             ===================================


See accompanying notes.

                               Colonial Park Royal

            Notes to the Statements of Revenues and Certain Expenses

                          Year Ended December 31, 1997


1. Business

The accompanying Statements of Revenues and Certain Expenses relate to the operations of an apartment complex located in East Haven, Connecticut, known as Colonial Park Royal (the "Property"). Grove Property Trust (the "Company") has contracted to acquire the Property from an unrelated party and expects to purchase the property in August 1998.

The Property is collateral for a mortgage insured by the U.S. Department of Housing and Urban Development. The mortgage is expected to be repaid concurrent with the Company's acquisition of the Property.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying Statements of Revenues and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Company's Form 8-K. Accordingly, the statements exclude certain expenses that may not be comparable to those expected to be incurred by the Company in the proposed future operations of the Property. Items excluded consist of depreciation, amortization, interest and certain non-operating expenses. Management fees were also excluded as the Company expects to self-manage the Property.

Use of Estimates

The preparation of the Statements of Revenues and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the Statements of Revenues and Certain Expenses and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

Rental income is recognized on a straight-line basis over the term of the leases, which are generally one year.

                               Colonial Park Royal

      Notes to the Statements of Revenues and Certain Expenses (continued)


2. Summary of Significant Accounting Policies (continued)

Capitalization Policy

Ordinary repairs and maintenance are expensed as incurred; major replacements and betterments are capitalized.

Interim Unaudited Information

The accompanying Statement of Revenues and Certain Expenses for the six months ended June 30, 1998, is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the Statement of Revenues and Certain Expenses for this interim period have been included. The results of this interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

                         Report of Independent Auditors

To the Shareholders and Board of Trust Managers
Grove Property Trust

We have audited the combined statement of revenues and certain expenses of Sturbridge Meadows and Hobbes Farms (the "Properties") for the year ended December 31, 1997. The combined statement of revenues and certain expenses is the responsibility of the Properties' management. Our responsibility is to express an opinion on the combined statement of revenues and certain expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8-K, as described in
Note 2, and is not intended to be a complete presentation of the Properties revenues and expenses.

In our opinion, the combined statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses as described in Note 2 of Sturbridge Meadow and Hobbes Farm for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


/s/ERNST & YOUNG LLP

New York, New York
July 15, 1998

                       Sturbridge Meadows and Hobbes Farm

              Combined Statements of Revenues and Certain Expenses


                                            Six Months Ended      Year Ended
                                              June 30, 1998    December 31, 1997
                                            ------------------------------------
                                               (Unaudited)
Revenues:
   Rental income                              $     369,360    $       743,604
   Other                                              5,889              6,274
                                            ------------------------------------
                                                    375,249            749,878
                                            ------------------------------------

Certain expenses:
   Property operating and maintenance               119,314            282,791
   Real estate taxes                                 26,611             52,449
                                            ------------------------------------
                                                    145,925            335,240
                                            ------------------------------------
Revenues in excess of certain expenses        $     229,324    $       414,638
                                            ====================================


See accompanying notes.

                       Sturbridge Meadows and Hobbes Farms

        Notes to the Combined Statements of Revenues and Certain Expenses

                          Year Ended December 31, 1997


1. Business

The accompanying Combined Statements of Revenues and Certain Expenses relate to the operations of certain properties known as Sturbridge Meadows and Hobbes Farms, residential apartment buildings located in Sturbridge, Massachusetts (the "Properties"). Grove Property Trust (the "Company") has contracted to acquire the Properties from an unrelated party on July 29, 1998.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying Combined Statements of Revenues and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Company's Form 8-K. Accordingly, the combined financial statements exclude certain expenses that may not be comparable to those expected to be incurred by the Company in the proposed future operations of the Properties. Items excluded consist of depreciation, amortization, interest and certain non-operating expenses. Management fees were also excluded as the Company expects to self-manage the Properties.

Use of Estimates

The preparation of the Combined Statements of Revenues and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the Combined Statements of Revenues and Certain Expenses and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

Rental income attributable to leases is recognized on a straight-line basis over the term of the leases, which are generally one year.

                       Sturbridge Meadows and Hobbes Farms

        Notes to the Combined Statements of Revenues and Certain Expenses
                                   (continued)


2. Summary of Significant Accounting Policies (continued)

Capitalization Policy

Ordinary repairs and maintenance are expensed as incurred; major replacements and betterments are capitalized.

Interim Unaudited Information

The accompanying Combined Statement of Revenues and Certain Expenses for the six months ended June 30, 1998 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the Combined Statement of Revenues and Certain Expenses for this interim period have been included. The results of this interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

                         Report of Independent Auditors

To the Shareholders and Board of Trust Managers
Grove Property Trust

We have audited the combined statement of revenues and certain expenses of the McNeil Properties (the "Properties") for the year ended December 31, 1997. The combined statement of revenues and certain expenses is the responsibility of the Properties' management. Our responsibility is to express an opinion on the combined statement of revenues and certain expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8-K of Grove Property Trust, as described in Note 2, and is not intended to be a complete presentation of the Properties' revenues and expenses.

In our opinion, the combined statement of revenues and certain expenses referred to above presents fairly, in all material respects, the combined revenues and certain expenses, as described in Note 2, of the McNeil Properties for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


/s/ ERNST & YOUNG LLP

New York, New York
October 23, 1998

                                McNeil Properties

              Combined Statements of Revenues and Certain Expenses

                                 (Notes 1 and 2)


                                          Nine Months Ended
                                            September 30,         Year Ended
                                                 1998          December 31, 1997
                                          --------------------------------------
                                                (Unaudited)
Revenues:
   Rental                                    $    7,160,870    $     8,865,311
   Rental subsidies (Note 3)                      5,982,037          7,965,887
   Mortgage interest subsidies (Note 3)             505,998            674,665
   Interest on restricted cash                      220,716            314,918
   Other                                             99,171            135,780
                                          --------------------------------------
                                                 13,968,792         17,956,561
                                          --------------------------------------

Certain expenses:
   Property operating and maintenance             4,283,311          6,064,776
   Real estate taxes                              1,036,428          1,295,834
   Mortgage interest (Note 4)                     3,613,532          4,896,653
                                          --------------------------------------
                                                  8,933,271         12,257,263
                                          --------------------------------------
Revenues in excess of certain expenses       $5,035,521        $     5,699,298
                                          ======================================


See accompanying notes.

                                McNeil Properties

        Notes to the Combined Statements of Revenues and Certain Expenses

                          Year Ended December 31, 1997


1. Business

The accompanying Combined Statements of Revenues and Certain Expenses of the McNeil Properties relate to the operations of 17 residential apartment buildings located in Massachusetts (collectively, the "Properties"). Grove Property Trust (the "Company") has contracted to acquire all interests in the partnerships that own the Properties from an unrelated party on or about October 30, 1998. In addition to the Properties, the Company will be acquiring certain of the related partnerships' operating assets and liabilities and will assume the underlying mortgage notes payable.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying Combined Statements of Revenues and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Company's Form 8-K. Accordingly, the combined statements exclude certain expenses that may not be comparable to those expected to be incurred by the Company in the proposed future operations of the Properties. Items excluded consist of depreciation, amortization, and certain non-operating expenses. Management fees were also excluded as the Company will self-manage the Properties.

Use of Estimates

The preparation of the Combined Statements of Revenues and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the Combined Statements of Revenues and Certain Expenses and accompanying notes. Actual results could differ from those estimates.

                                McNeil Properties

        Notes to the Combined Statements of Revenues and Certain Expenses
                                   (continued)






2. Summary of Significant Accounting Policies (continued)

Revenue Recognition

Rental income is recognized on a straight-line basis over the term of the leases, which are generally one year. Interest income related to earnings on various restricted cash accounts which are required by certain mortgages which are being acquired by the Company (see Note 4) have been included on the accompanying Combined Statements of Revenues and Certain Expenses.

Capitalization Policy

Ordinary repairs and maintenance are expensed as incurred; major replacements and betterment's are capitalized.

Unaudited Information

The Combined Statement of Revenues and Certain Expenses for the nine months ended September 30, 1998, is unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such information have been included. The results of operations for this period are not necessarily indicative of the results to be obtained for a full fiscal year.

3. Government Subsidies

Certain of the Properties (the "Subsidized Properties") are subject to various forms of federal or state subsidy programs. The subsidies are provided to the Subsidized Properties through direct rental payments, mortgage interest reimbursements and/or real estate tax abatements. The Subsidized Properties are regulated by the Massachusetts Housing Finance Agency ("MHFA") and/or the United States Department of Housing and Urban Development ("HUD") as to rental changes and operating methods. In exchange for the various subsidies, the Subsidized Properties are required to set aside a certain number of apartment units to qualified low-income elderly tenants for various periods of time.

                                McNeil Properties

        Notes to the Combined Statements of Revenues and Certain Expenses
                                   (continued)


4. Mortgage Notes Payable

The Properties' partnerships have a total $52,010,914 in outstanding mortgage notes payable as of December 31, 1997. In addition to the monthly installments of interest and principal, fourteen partnerships must also pay an additional fixed monthly interest of .5%, computed based on the original amount of the mortgage. The mortgages are non-recourse and are generally collateralized by the related property and rents. Certain loan documents also: (i) place restrictions on amounts of distributions, and (ii) require the related partnership to maintain various financial covenants.


                                                     Interest    Balance at December      Additional Fixed
        Property               Maturity Date           Rate            31, 1997           Monthly Interest
        --------               -------------           ----            --------           ----------------
Glen Meadow                March 1, 2013                5.6850%     $      3,013,764           .5%
Westwood Glen              March 1, 2013                5.6850%            1,914,090           .5%
Wilkins Glen               May 1, 1999                  8.4569%            2,011,232           .5%
Summer Hill Glen           April 1, 2018                6.9575%            2,264,420           .5%
Nehoiden Glen              May 1, 2009                  7.7000%            1,215,560           .5%
Nehoiden Glen (2)          May 1, 2009                  7.0000%               68,890           --
Gosnold Grove              April 1, 2016                7.0186%              769,906           .5%
Gosnold Grove (1)          May 1, 2009                  8.0000%               51,217           --
Glen Grove                 October 1, 2009              7.7000%            3,115,794           .5%
Glen Grove                 October 1, 2009              7.0000%              707,131           --
Conway Court               April 1, 2017                7.9040%              528,852           .5%
Norton Glen                July 1, 2013                12.4647%            5,431,596           --
Cedar Glen                 October 1, 2010              7.9000%            2,828,945           .5%
Cedar Glen (2)             October 1, 2010              7.0000%              778,491           --
Chestnut Glen              December 1, 2012             9.7000%            5,099,590           --
Chestnut Glen (2)          December 1, 2012             8.0000%              548,577           --
Noonan Glen                June 1, 2012                 9.7530%              687,164           --
Old Mill Glen              November 1, 2013            11.7633%            2,274,480           .5%
Longfellow Glen            June 1, 2014                11.7633%            5,450,656           .5%
Webster Green              December 1, 2005             7.5500%            4,653,547           --
929 House                  April 1, 2019                6.9005%            5,475,616           .5%
Phillips Park              November 1, 2006             8.3900%            3,121,396           --
                                                                   -------------------
    Total                                                           $     52,010,914
                                                                   ===================

                                McNeil Properties

        Notes to the Combined Statements of Revenues and Certain Expenses
                                   (continued)


4. Mortgage Notes Payable (continued)

(1) Gosnold Grove obtained an amendment to its initial mortgage note during 1998 and received additional funds totaling $85,975.

(2) These partnerships obtained second mortgages from the MHFA under HUD's
Section 8 Recapitalization Program. The notes are payable in monthly installments ranging from $160 to $22,152, including interest at 7% to 8%, and payment is limited to cash surplus before debt service on these notes. Cash surplus, if any after eligible distributions, shall be used to prepay these notes. The notes are due between 2009 and 2012, and are subordinated to the respective first mortgages. The notes must be prepaid to the extent the first mortgages are prepaid. If the notes are prepaid, MHFA is entitled to receive 50.36% of the cash surplus through the respective maturity dates of the original notes.

The following represents scheduled principal payments on the mortgage notes outstanding as of December 31, 1997.

                  In the Year Ending December 31,
                  -------------------------------
                  1998                               $  2,104,768
                  1999                                  2,095,661
                  2000                                  2,615,985
                  2001                                  2,236,826
                  2002                                  2,173,472
                  Thereafter                           40,784,202
                                                     ------------
                  Total                              $ 52,010,914
                                                     ============

          (c) Exhibits

   Exhibit No.                        Description

     2.1 Agreement dated as of April 22, 1998 among The Grove Corporation and the twenty-two limited partnerships identified on Schedule 1 thereto (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K dated October 30, 1998 (Commission File No. 1-13080))

     2.2 Amendment dated as of August 31, 1998 to Conveyance Agreement dated as of April 22, 1998 among The Grove Corporation and the twenty-one limited partnerships identified on Schedule 1 thereto (incorporated by reference to Exhibit 2.2 to the Company's Current Report on Form 8-K dated October 30, 1998 (Commission File No. 1-13080))

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this amendment to its report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    GROVE PROPERTY TRUST


Date: January 13, 1999              By:      /s/ JOSEPH R. LABROSSE
                                       ----------------------------------
                                              Joseph R. LaBrosse
                                              Chief Financial Officer

                                  EXHIBIT INDEX

   Exhibit No.                      Description

     2.1 Agreement dated as of April 22, 1998 among The Grove Corporation and the twenty-two limited partnerships identified on Schedule 1 thereto (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K dated October 30, 1998 (Commission File No. 1-13080))

     2.2 Amendment dated as of August 31, 1998 to Conveyance Agreement dated as of April 22, 1998 among The Grove Corporation and the twenty-one limited partnerships identified on Schedule 1 thereto (incorporated by reference to Exhibit 2.2 to the Company's Current Report on Form 8-K dated October 30, 1998 (Commission File No. 1-13080))